Exhibit 23(a)(1)
                                                                ----------------

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1st Source Corporation Employees' Profit Sharing Plan and Trust of our report dated January 16, 2001, with respect to the consolidated financial statements of 1st Source Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                      s/  ERNST & YOUNG LLP


Columbus, Ohio
June 29, 2001